                                                                    EXHIBIT 10.9

                              DATED 15 APRIL 1999




                   TELEMONDE INTERNATIONAL BANDWIDTH LIMITED





                                      and




                       COMMUNICATIONS COLLATERAL LIMITED







                       ---------------------------------


                        TRANSMISSION CAPACITY AGREEMENT


                       ---------------------------------


                                   STD(151)




                                   Gouldens

                                22 Tudor Street


                                London EC4Y 0JJ

                        TRANSMISSION CAPACITY AGREEMENT

THIS AGREEMENT  is made the 15th day of April 1999

BETWEEN:

(1) TELEMONDE INTERNATIONAL BANDWIDTH LIMITED, whose registered office is at Lake Building, 1st Floor, Wickham's Cay 1, PO Box 3152, Road Town, Tortola, British Virgin Islands ("Telemonde").

(2) COMMUNICATIONS COLLATERAL LIMITED, whose registered office is at PO Box 438, Road Town, Tortola, British Virgin Islands ("CCL")

WHEREAS:

(A) Telemonde has an interest in international telecommunications facilities on the Gemini network acquired from MCI WorldCom pursuant to the MCI WorldCom Agreement.

(B) CCL wishes to acquire from Telemonde transmission capacity over such facilities between the Sites, as defined herein.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 The words and phrases used in this Agreement shall, unless otherwise expressly provided, have the meaning ascribed to them below:

     "Act" means the Telecommunications Act 1984 (as amended or substituted from time to time);

     "Agreement" means this Agreement together with the Schedule hereto;

     "Annual Charge" means, in relation to the Unit of Capacity, the amount specified in Schedule 1 and payable to Telemonde in accordance with Clause 4, and "Annual Charges" shall be construed accordingly;

     "Associated Company" means in relation to a party, any subsidiary or holding company of such party and any subsidiary of such holding company (as such terms are defined in sections 736 and 736A Companies Act 1985);

     "Business Days" means any days excluding Saturdays and Sundays on which commercial banks are open for business in the country where the relevant notice is to be delivered or where the relevant activity is to be performed;

     "Cable Lifetime" means the lifetime of the Gemini fibre optic submarine and terrestrial cable system as set forth in the C&MA;

"Capacity" means the point to point transmission capacity provided between the Sites and termed the first Unit as such term is defined in the MCI WorldCom Agreement;

"C&MA" means the construction, operation and maintenance agreement for the Gemini fibre optic submarine and terrestrial cable system, as amended from time to time by Gemini Submarine Cable System Limited in accordance with the terms thereof;

"CCL Equipment" means any equipment owned or used by CCL that is installed at a Site and which is used by CCL to access the Capacity;

"Charges" means, together, the Purchase Price and the Annual Charges;

"Confidential Information" means all confidential information (whether written, oral or in electronic format) designated as such by the disclosing party, together with all such other information which relates to the operations, business affairs, customers, services, products, developments, plans, intentions, trade secrets, know-how and personnel of the disclosing party which may reasonably be regarded as the confidential information of the disclosing party;

"Emergency Works" has the meaning ascribed thereto in the Act;

"Fault" means a material defect, fault or impairment in the Capacity duly notified to MCI WorldCom in accordance with Schedule 2 of the MCI WorldCom Agreement;

"Force Majeure" means any event beyond a party's reasonable control affecting the performance by that party of its obligations hereunder including (to the extent that such events are beyond the affected party's reasonable control), but not limited to, acts of God, insurrection or civil disorder, malicious damage, accident, breakdown, war or military operations, national or local emergency, acts or omissions of Government, regulatory or highway authority, industrial disputes of any kind, fibre cuts, fire, flood, lightning, explosion, subsidence, inclement weather and acts or omissions of persons or bodies (other than a CCL Customer) beyond the reasonable control of the affected party;

"IRU" means the "indefeasible right of use" in the Unit of Capacity for the Cable Lifetime;

"LIBOR Rate" means the arithmetic mean of the offered rates of leading banks for London Interbank deposits expressed as a rate per annum, for deposits in US Dollars for six months as displayed on the LIBOR page of the Reuters Monitor Money Rate service at or about 11:00 a.m. on the date on which the LIBOR Rate is to be determined;

"MCI WorldCom" means both of MCI WorldCom Global Networks U.S. Inc and MCI WorldCom Global Networks Limited;

"MCI WorldCom Agreement" means the agreement dated 31 March 1999 made between
(1) MCI WorldCom Global Networks U.S. Inc (2) MCI WorldCom Global Networks Limited (3) Telemonde

"MCI WorldCom Network" means the Service Equipment and any other infrastructure used by MCI WorldCom to provide the Capacity to Telemonde;

     "Operations and Maintenance Procedures" means those procedures set out in
     Schedule 2 of the MCI WorldCom Agreement;

     "Purchase Price" means the amount specified in Schedule 1 and payable to Telemonde for the Capacity in accordance with Clause 4;


     "Ready Date" means the date from which the Capacity is made available by MCI WorldCom to Telemonde for use;

     "Scheduled Maintenance" means the planned works to be conducted by or on behalf of MCI WorldCom in order to maintain or repair the Capacity as notified to Telemonde and CCL;

     "Service Equipment" means the multiplex or other equipment provided by MCI WorldCom and/or Telemonde installed at a Site to enable CCL to receive the Capacity;

     "Site" means each of 60 Hudson Street, New York, USA and Telehouse, London

     "Unit" means, in relation to the Capacity, a transmission channel comprising a VC-4 container interfaced at STM-1 level.

1.2 References in this Agreement to "Telemonde" and "CCL" shall include their respective employees, agents, successors (whether by operation of law or otherwise) and permitted assigns.

1.3 The headings are included in this Agreement for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4 References in this Agreement to Clauses and Schedules shall be deemed to be references to the clauses of and schedules to this Agreement.

2.   PROVISION OF CAPACITY

2.1 With effect from the date of signature of this Agreement and throughout the term of this Agreement, Telemonde shall, subject to CCL complying with its obligations and undertakings under this Agreement, reserve the Capacity exclusively for CCL.

2.2 In consideration for the obligations and undertakings of CCL set out in this Agreement and with effect from the Ready Date Telemonde shall grant CCL an IRU in the Capacity between the specified Sites and shall make such Capacity available to Telemonde from the Ready Date for the term of this Agreement. Telemonde shall deliver the Activation Request Form (as defined in the MCI WorldCom Agreement) to MCI WorldCom on or by the date of this Agreement requesting that the Capacity be activated.

2.3 In the event that the Ready Date does not occur within a period of twelve weeks following the date of this Agreement CCL shall be entitled to notify Telemonde in writing, such notice to take effect immediately on receipt, that it no longer requires delivery of the Unit of Capacity, in which case Telemonde shall following the date of service of such notice refund to Telemonde the Purchase Price already paid by it in relation to the Unit of Capacity and, save in respect of any liability arising up to the date of such notice, neither party shall have any further obligations in relation to the provision of the Unit of Capacity.

2.4 CCL acknowledges that Telemonde may from time to time revise or vary any aspect of the Capacity save that the Capacity shall notwithstanding such variation remain compliant with the terms of this Agreement.

3.      OPERATIONS AND MAINTENANCE PROCEDURES

3.1 The parties shall comply with the Operations and Maintenance Procedures in respect of the performance of Scheduled Maintenance and Emergency Works and the reporting and rectification of Faults.

4.      PAYMENT

4.1 In consideration for the obligations and undertakings of Telemonde set out in this Agreement, CCL shall pay the Charges in accordance with the provisions of this Clause 4.

4.2 Telemonde shall be entitled to invoice CCL for the Annual Charges on or after the date of signature hereof, provided that Telemonde will be responsible for the Annual Charges for the period from the date of this Agreement to 31 December 1999.

4.3 Telemonde shall be entitled to invoice CCL for the Annual Charges annually in advance on or about 1 January of each year. Liability for payment of the Annual Charge due in respect of the Unit of Capacity shall commence on signature hereof. The Annual Charges for the partial year commencing on the date hereof shall be pro-rated.

4.4 CCL shall pay or shall procure payment to Telemonde of US$ 6,500,000 immediately following execution hereof into a bank account designated by Telemonde. CCL acknowledges that the obligation to pay this amount in accordance with this Clause 4.4 is a material obligation for the purposes of Clause 8.3.

4.5 CCL shall make payment for all Charges or other amounts duly invoiced to it in accordance with this Clause 4 (other than the sum set out in Clause 4.4) within thirty (30) days of the date of delivery to it of an invoice.

4.6 CCL acknowledges that the Charges are exclusive of VAT (or such other similar taxes as may be levied from time to time) which shall be invoiced to and payable by CCL in accordance with this Clause 4 where applicable.

4.7 Telemonde shall be entitled to charge and receive interest on any sums which are overdue at the rate of 3% above the LIBOR Rate until the date of payment in full, whether before or after any judgment. Such interest shall be calculated and shall accrue on a daily basis.

5.      USE OF CAPACITY

5.1 CCL shall grant or shall procure the grant to Telemonde of such rights of access and shall provide to Telemonde such facilities and information as Telemonde may reasonably require to enable it to perform its obligations and exercise its rights under this Agreement.

5.2 CCL acknowledges that, where the provision by Telemonde of the Capacity shall require the modification of any equipment of CCL, Telemonde shall not be liable for the performance of any works entailed in effecting such modification and such works shall be the sole responsibility of and shall be performed at the sole expense CCL.

5.3 CCL warrants and undertakes that it shall, and where a Site is a third party site (other than an MCI WorldCom site), shall procure that the third party shall:

     5.3.1 house the Service Equipment in accordance with MCI Worldcom's reasonable instructions as may be given from time to time;

     5.3.2. not move, modify, relocate or in any way interfere with the Service Equipment;

     5.3.3. not cause the Service Equipment to be repaired, serviced or otherwise attended to otherwise than by an authorised representative of MCI WorldCom;

5.3.4 not let, sell or transfer any Service Equipment nor create or allow any mortgage, charge, lien, pledge or other encumbrance or security interest whatsoever to be placed on the Service Equipment;

     5.3.5 not use the Service Equipment except in accordance with such reasonable instructions as Telemonde may from time to time give;

     5.3.6 permit MCI WorldCom to inspect or test the Service Equipment at all reasonable times;

     5.3.7 upon termination of this Agreement, permit MCI WorldCom access to each Site to facilitate the removal of the Service Equipment;

     5.3.8 not, through its use of any CCL Equipment or otherwise, cause any interruption of, or interference to, the MCI WorldCom Network, prevent the use of similar equipment by other owners, operators or users of the MCI WorldCom Network, impair privacy of any communications over the MCI WorldCom Network or cause damage to any plant or equipment or create hazards to any user, owner or operator of the MCI WorldCom Network.

6.   WARRANTIES AND UNDERTAKINGS

6.1  Telemonde represents to, warrants and covenants with CCL as follows:

     6.1.1 Telemonde is duly organised and validly existing under the laws of its State or jurisdiction of organisation, and has the requisite power and authority to execute this Agreement and to perform its obligations hereunder;

     6.1.2 This Agreement constitutes a valid and binding obligation of Telemonde, enforceable against Telemonde in accordance with its terms;

     6.1.3 Telemonde has obtained, and shall use commercially reasonable efforts to maintain in good standing, all such consents, approvals, licences, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit Telemonde to perform its obligations under this Agreement; and

6.1.4 Telemonde shall perform its obligations under this Agreement in a manner consistent with applicable law.

6.1.5 Telemonde shall perform in a timely manner its obligations under the MCI WorldCom Agreement.

6.2 Save as expressly provided herein, no warranties, conditions, representations or agreements are expressed or implied by Telemonde in relation to the Capacity. Notwithstanding anything to the contrary in this Agreement, Telemonde does not warrant or represent that the Capacity will be fault-free and any implied warranties and conditions of any nature are hereby expressly excluded.

6.3     CCL represents to, warrants and covenants with Telemonde as follows:

6.3.1 CCL is a limited liability company, duly organised and validly existing under the laws of its State or jurisdiction of organisation, is qualified to do business in all jurisdictions (domestic and foreign) in which such qualification is required by applicable law, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

6.3.2 This Agreement constitutes a valid and binding obligation of CCL, enforceable against CCL in accordance with its terms;

6.3.3 There are no pending and, to CCL's knowledge, no threatened claims, actions, suits, audits, investigations or proceedings by or against CCL which could have an adverse effect on CCL's ability to perform its obligations under this Agreement;

6.3.4 CCL has obtained, and shall use commercially reasonable efforts to maintain in good standing, and shall ensure that all third parties with whom it has entered into an agreement for the purchase or use of part or all of the Capacity have so obtained and so maintain, all such consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit CCL to perform its obligations under this Agreement and to permit CCL and such third parties to acquire and use the Capacity;

6.3.5 CCL shall not create or permit to exist, any liens, encumbrances or charges to be placed upon the Capacity or CCL's rights under this Agreement other than liens, encumbrances or charges of financial institutions or others against CCL's assets generally in connection with financing arrangements by CCL;

6.3.6 CCL shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use the Capacity, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner; and

6.3.7 CCL shall use the Capacity and shall cause all other persons using the Capacity to use such Capacity in such a manner so as not to cause any interruption of, or interference to, the MCI WorldCom Network or the use of any other capacity on the MCI WorldCom Network.

6.4     Telemonde undertakes to CCL in the following terms:

6.4.1      the Capacity is free of any lien in favour of any third party;

       6.4.2 to notify CCL immediately upon the receipt by Telemonde of a notice from MCI WorldCom served pursuant to the terms of sub-clause 9.2.1 and/or 9.3 of the MCI WorldCom Agreement.

       6.4.3 to pay any and all sums received from CCL in relation to the Annual Charge to MCI WorldCom within 5 Business Days of receipt thereof.

7.     LIABILITY

7.1 Subject to Clause 7.3 and save in respect of any amounts due and owing in accordance with Clause 4 and save in respect of any liability arising out of a party's wilful default, but notwithstanding anything else in this Agreement, each party's liability to the other in contract, tort (including negligence or breach of statutory duty) or otherwise arising in connection with this Agreement shall be limited to:

       7.1.1 one million pounds ((Pounds)1,000,000) per event or series of connected events; and

       7.1.2 two million pounds ((Pounds)2,000,000) in any twelve (12) month period.

7.2 Subject to Clause 7.3 but notwithstanding anything else in this Agreement, neither party shall in any event be liable to the other in contract, tort (including negligence or breach of statutory duty) or otherwise for indirect or consequential losses under or arising in connection with this Agreement including, but not limited to, loss of business, revenues, anticipated savings or profit.

7.3 Nothing in this Agreement shall be deemed to limit either party's liability in respect of death or personal injury caused by or arising from that party's negligence or of fraud.

7.4 Should any limitation or provision contained in this Clause 7 be held to be invalid under any applicable statute or rule of law, it shall to that extent be deemed omitted.

8.    TERM, TERMINATION AND SUSPENSION

8.1 This Agreement shall come into effect on the date hereof and shall, subject to earlier termination in accordance with this Clause 8 or Clause 9.5, continue in effect for the Cable Lifetime.

8.2 Either party may terminate this Agreement by service on the other party of notice in writing, having effect forthwith, if the other party shall become insolvent or have an administrator, receiver or administrative receiver appointed over a substantial part of its assets or go into liquidation (whether compulsory or voluntary) otherwise than for the purposes of amalgamation or reconstruction or be subject to an order for dissolution by a court of competent jurisdiction or shall make any compromise or arrangement with its creditors or make an application a court of competent jurisdiction for protection from creditors or have any form of execution or distress levied upon, or an encumbrancer take possession of or sell, a substantial part of its assets or cease to carry on business, or if, an equivalent event occurs in relation to that party in any jurisdiction, PROVIDED THAT, if CCL has paid the Purchase Price to Telemonde in full in respect of the Unit of Capacity in accordance with this Agreement and Telemonde is the terminating party under this Clause 8.2, then:

      8.2.1 Telemonde shall give CCL seven (7) days' notice in writing of termination under this Clause 8.2;

      8.2.2 CCL shall be entitled to assign and transfer its rights and obligations under this Agreement in respect of the Unit of Capacity to a customer, provided that during such notice period:

                      (a) CCL gives Telemonde written notice of such assignment;
                and

                      (b) such customer enters into an agreement with Telemonde
                to Telemonde's reasonable satisfaction whereby such customer agrees to be bound by the terms of this Agreement; and

      8.2.3 the rights of each customer to the Unit of Capacity validly assigned by CCL to that customer in accordance with Clause 8.2.2 shall be unaffected by and survive termination of this Agreement.

8.3 Either party may terminate this Agreement by service on the other party of not less than thirty (30) days' notice in writing specifying a material breach by the other party of a material obligation and requiring that the breach is remedied, such notice only taking effect where that breach is not remedied during such period.

8.4 In the event that Telemonde has not received payment in full of the Annual Charge in respect of the Unit of Capacity on the applicable due date, Telemonde shall be entitled to suspend service across the Unit of Capacity on giving seven (7) Business Days' notice in writing to CCL. Telemonde shall restore service across the Unit of Capacity only on receipt by Telemonde of payment by CCL of that Annual Charge, together with a restoration fee of 25% of such Annual Charge. In the event that the overdue Annual Charge and restoration fee are not paid on or by 1 January of the year following the date of this notice of suspension of service, Telemonde shall be entitled to revoke the IRU and lease granted in respect of the Unit of Capacity, with immediate effect. Telemonde acknowledges that it has no revocation rights in respect of the Capacity other than as set out in this Clause 8.4.

 8.5 Clauses 6, 7, this Clause 8.5 and Clauses 10, 12 and 20 shall continue in full force and effect notwithstanding termination of this Agreement.

 8.6 Termination of this Agreement shall not operate as a waiver of any breach by a party of any of the provisions hereof and shall be without prejudice to any rightful remedies of either party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

 9.     FORCE MAJEURE

 9.1 Subject to compliance with Clauses 9.2, 9.3 and 9.4, any delay or failure to perform an obligation under this Agreement by a party (the "affected party") shall not constitute a breach of this Agreement to the extent that it is caused by an event of Force Majeure.

 9.2 The affected party shall promptly notify the other party in writing of the estimated extent and duration of the affected party's inability to perform its obligations.

 9.3 Upon the cessation of the event of Force Majeure, the affected party shall promptly notify the other party in writing of such cessation.

 9.4 The affected party shall use all reasonable endeavours to mitigate the effect of each event of Force Majeure.

 9.5 If, following three months from the date of notification under Clause 9.2, the event of Force Majeure persists, the unaffected party may forthwith terminate this Agreement by service of notice in writing on the affected party.

10.     CONFIDENTIALITY

10.1 Subject to Clauses 10.2 and 10.3, in respect of Confidential Information, each party shall:

        10.1.1 use such Confidential Information only for the purposes of this Agreement;

        10.1.2 disclose such Confidential Information to a third party only with the prior written consent of the other party or in accordance with Clause 10.3; and

        10.1.3 ensure that any third party to whom Confidential Information is disclosed under Clause 10.1.2 or 10.3 executes a confidentiality undertaking on the terms of this Clause 10.

10.2 The provisions of Clause 10.1 shall not apply to any Confidential Information which:

        10.2.1 is in or comes into the public domain other than by default of the recipient party;

       10.2.2 is or has already been independently generated by the recipient party;

10.2.3 is in the possession of or is known by the recipient party prior to its receipt from the disclosing party; or

10.2.4 is properly disclosed pursuant to and in accordance with a relevant statutory or regulatory obligation or (with the prior consent of either party, such consent not to be unreasonably withheld) to obtain or maintain any listing on a stock exchange.

10.3 Either party may disclose the Confidential Information provided to it to any Associated Company and to its professional advisors if and to the extent that such disclosure is required in the performance of its obligations hereunder.

11.    ASSIGNMENT AND SUBCONTRACTING

11.1 Subject to Clause 8.2, this Agreement is personal to the parties hereto and neither party shall, without the prior consent in writing of the other (such consent not to be unreasonably withheld or delayed), assign, charge or otherwise deal with the whole or any part of this Agreement or its rights or obligations hereunder other than to or in favour of any Associated Company of such party.

11.2 In the event of an assignment under clause 11.1, the assignor shall ensure that:

11.2.1 not less than fourteen (14) days' prior notice in writing of such assignment is given to the other party;

11.2.2 the assignee shall enter into an agreement with the other party whereby the assignee shall agree to be bound by the terms of this Agreement and, if required by the other party, the assignor shall guarantee the performance of this Agreement by the assignee; and

       11.2.3 in case of an assignment to an Associated Company, the assignor shall procure that all parts, rights and obligations of this Agreement that have been assigned are immediately reassigned to the assignor if that assignee ceases to be an Associated Company.

       11.2.4 it notifies the assignee that this Agreement is the subject of an assignment by way of security by Telemonde in favour of MCI WorldCom.

11.3 Either party may delegate the performance of its obligations hereunder to any Associated Company. Such party shall, notwithstanding such delegation, remain liable to the other party for the acts and omissions of such Associated Company as if they were its own acts and omissions.

11.4 Telemonde agrees that CCL shall be entitled to grant rights to the Unit of Capacity to a third party end user, provided that Telemonde receives the benefit of the representations, warranties and covenants in Clause
       6.3 from the end user in relation to itself.

       Any grant of rights to the Unit of Capacity other than in accordance with this Clause 11.4 shall be of no effect. Notwithstanding any grant by CCL of the Capacity to a third party, CCL shall remain liable for the performance of its obligations hereunder.

11.5 In the event that CCL grants rights to the Unit of Capacity pursuant to Clause 11.4. for the purposes of administering the network operation centre of the Gemini cable network (the "NOC"), CCL shall notify Telemonde of such grant and shall provide Telemonde with the following information:
      (a) the name and address of the Customer; (b) the interest in the Capacity transferred; (c) the name, address, telephone number, facsimile number and e-mail address of the person (including appropriate escalation parties and procedures) authorised on behalf of the Customer to interact with the NOC and (if different) the contact name, address, telephone number and fax number of the Customer's local network operations centre or equivalent;
      (d) a certification by CCL that, notwithstanding such grant, CCL shall be fully liable for the performance of all its obligations under this Agreement; and (e) any other information as Telemonde may reasonably request.

12.   PUBLICITY

      Neither party shall without the prior approval in writing of the other (such approval not to be unreasonably withheld) directly or indirectly make any release or statement to the press, radio, television or other media in any way connected with this Agreement.

13.   SEVERABILITY

13.1 The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder of this Agreement.

13.2 If further lawful performance of this Agreement or any part of it shall be made impossible by the final judgement or final order of any court of competent jurisdiction, commission or government agency or similar authority having jurisdiction over either party, the parties shall forthwith use their reasonable endeavours to agree amendments to this Agreement so as to comply with such judgement or order.

14.   VARIATION

      No variation, modification or addition to or deletion of any provision of this Agreement shall be effective unless agreed in writing by a duly authorised representative of CCL and of Telemonde.

15.   PARTNERSHIP

      Nothing herein shall be deemed to constitute a partnership or joint venture between the parties or to constitute one party the agent of the other for any purpose whatsoever.

16.   WAIVER

      Failure by either party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it. No waiver shall be effective unless given in writing and no waiver of a breach of this Agreement shall constitute a waiver of any antecedent or subsequent breach. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.   NOTICES

17.1 Any notice required or authorised by this Agreement shall be in writing sent by prepaid registered post or facsimile transmission (immediately confirmed by post) and shall be deemed to have been received forty-eight
      (48) hours after such posting or transmission. Any such notices shall be addressed as follows:

      To CCL:

      Attn: Susan Demers

      Communications Collateral Limited, PO Box 438, The Tropical Isle Building, Road Town, Tortola, BVI

      TEL: 284 494 2616

      FAX: 284 494 2704


      Copy to:- Peter Fitzpatrick

      Robinson Silverman Pearce Aronsohn and Berman LLP, 1290 Avenue of the Americas, New York, New York 10104-0053

      TEL: 212 541 2170

      FAX: 212 541 1371


      To Telemonde:

      Attn: Michael Collins

      Telemonde Investments Limited, Argonaut House, 5 Park Road, Hamilton
      Bermuda

      FAX: 001 441 292 4069

17.2 Either party may amend its address and facsimile number specified in Clause 17.1 by notice to the other party.

18.   ENTIRE AGREEMENT

      This Agreement constitutes the entire understanding between the parties relating to the Capacity and supersedes all previous agreements, understandings or commitments between the parties or representations or warranties made by either party whether oral or written with respect to the Capacity. Each party warrants to the other that it has not relied on any such agreement, understanding, commitment, representation or warranty (whether oral or in writing) in entering into this Agreement.

19.   NO EXCLUSIVE REMEDY

    Except where this Agreement expressly provides otherwise, the rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

20. GOVERNING LAW

    20.1 This Agreement shall be governed and construed in accordance with English law.

    20.2 The parties hereby submit to the non-exclusive jurisdiction of the English courts.

21. COUNTERPARTS

    This Agreement may be executed in counterparts and shall, if signed by an authorised signatory of each of the parties hereto, be deemed to have been duly executed.

                                 SCHEDULE I

                                   Charges

Annual Charge:   The Annual Charges shall be US$ 350,000 per annum.

Purchase Price:  The Purchase Price shall be US$ 6,500,000 such sum shall be inclusive of the Annual Charge for the year to 31 December
                 1999.

AS WITNESS the hands of the duly authorised representatives of the parties at the date first above written


for and on behalf of                                    )
COMMUNICATIONS COLLATERAL LIMITED                       )

________________________________________


for and on behalf of                                    )
TELEMONDE INTERNATIONAL BANDWIDTH LIMITED               )

/s/ M. Collins

                             DATED 15TH APRIL 1999



                       (1) TELEMONDE INVESTMENTS LIMITED



                                      and




                     (2) COMMUNICATIONS COLLATERAL LIMITED




                    ---------------------------------------

                           CAPACITY OPTION AGREEMENT

            in relation to an IRU in Capacity on the Gemini System

                    ---------------------------------------

STD(147)                                                               12.04.99

STD(147)        12.04.99

THIS AGREEMENT is made on 15th April 1999

BETWEEN:

(1) TELEMONDE INVESTMENTS LIMITED (a company registered in the British Virgin Islands under Company No 270776) whose registered office is at Cragmuir Chambers, Road Town, Tortola, BVI ("Telemonde")

(2) COMMUNICATIONS COLLATERAL LIMITED (a company registered in the British Virgin Islands) whose registered office is at PO Box 438, Road Town, Tortola, British Virgin Islands (the "Capacity Buyer")

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION
      ------------------------------

1.1   In this agreement, unless the context requires otherwise:


      "Capacity Agreement" means the Capacity Agreement of even date hereto made between (1) TIBL and (2) the Capacity Buyer in the agreed form;

      "Completion" means the performance by Telemonde and the Capacity Buyer of the obligations assumed by them respectively under clauses 3.2, 3.3 and 3.4;

      "Encumbrance" means any charge, lien, pledge, mortgage, lien, equity, third party right, option, right of pre-emption or any other encumbrance, priority or security interest whatsoever (whether now known about or not);

      "Exercise Date" means the date of service of an Option Notice;

      "First Option Period" means the period commencing on the date hereof and expiring 120 days later;

      "Options" means the options exercisable or exercised pursuant to clause
      2.2 or 2.3;

      "Option Notice" means a notice of exercise of the Option;

      "Option Price" means the sum of US$6,500,000 (six million five hundred thousand US dollars);

      "Prescribed Rate" means a rate equal to 10 per cent per annum;

      "Second Option Period" means the period commencing on the day following the expiry of the First Option Period and expiring on the date on which the Capacity

      Buyer leases sells or charges or otherwise encumbers the Capacity or enters into any agreement to do any of the foregoing;

      "TIBL" means Telemonde International Bandwidth Limited;

      "Transfer Terms" means on the terms that the Capacity shall be sold and purchased free from any Encumbrance and that the consideration for the Capacity shall be the Option Price.

1.2   In this agreement, unless the context requires otherwise:

      1.2.1 words and phrases defined in the Capacity Agreement shall have the same meaning;

      1.2.2 reference to a clause or sub-clause is to a clause or sub-clause of this agreement.

1.3 The headings in this agreement are for ease of reference only and shall not affect its construction or interpretation.


2.    PUT AND CALL OPTION
      -------------------

2.1 In consideration of the undertakings and agreements contained in this agreement, Telemonde and the Capacity Buyer have agreed to grant each other the Options.

2.2 The Capacity Buyer hereby grants Telemonde the right, exercisable at any time during the First Option Period by service of an Option Notice on the Capacity Buyer, to require the Capacity Buyer to sell the Capacity to Telemonde on the Transfer Terms.

2.3   Telemonde hereby grants to the Capacity Buyer the right, exercisable

         (i)    at any time during the Second Option Period; or

         (ii) following the occurrence and during the continuance of an Event of Default under the Facility Agreement of even date herewith between (1) Telemonde and (2) the Capacity Buyer or of a default under the Capacity Agreement or the Letter Agreement of even date hereto made between (1) Rhone Financial Indemnity Re Limited and (2) the Capacity Buyer; or

         (iii) at any time following the withdrawal of the Capacity from TIBL by MCI WorldCom; or

         (iv) in circumstances where CCL serves a valid notice on TIBL in accordance with the provisions of clause 2.3 of the Capacity Agreement by service of an Option Notice on Telemonde, to require Telemonde to purchase from the Capacity Buyer the Capacity on the Transfer Terms.

2.4 An Option shall be exercisable only in respect of all (and not some only) of the Capacity. On the exercise of an Option, the Capacity Buyer will become bound to sell and the Telemonde will become bound to purchase the Capacity on the Transfer Terms.

2.5 An Option Notice, once given, may not be withdrawn, except with the written consent of the recipient.

2.6 The Option in Clause 2.2 shall lapse if not exercised during the First Option Period.

2.7 If an Option is exercised, then the remaining provisions of this clause 2 and clauses 3 and 4 will apply.

3.   COMPLETION

3.1 Completion of the sale and purchase of the Capacity shall take place at the usual place of business from time to time of Telemonde (or at such other place as may be agreed) at 12 noon on the fourteenth day after the Exercise Date, provided that, if such day is not a business day, then Completion shall take place at 12 noon on the first business day after that.

3.2 On Completion, Telemonde shall procure that the Capacity Agreement is rescinded so as to ensure that CCL has no further obligations thereunder (save in respect of any antecedent breach of the terms thereof).

3.3 On Completion, the Capacity Buyer shall do such things and execute such documents as shall be necessary or as Telemonde may reasonably request to give effect to the sale of the Capacity on the Transfer Terms.

3.4 Subject to the Capacity Buyer complying with its obligations under clauses 3.2 and 3.3, Telemonde shall, on Completion, pay the Option Price to the Capacity Buyer together with a sum representing interest calculated on a daily basis at the Prescribed Rate upon the Option Price for the First Option Period plus the number of days it takes for Completion in cleared funds for value that day.

3.5 If any of the provisions of clauses 3.2 or 3.3 are not complied with on the date fixed for Completion, the party not in default may (without prejudice to his other rights and remedies):

     3.5.1 defer Completion to a date not more than 28 days after such date (and so that the provisions of this clause 3.5 shall apply to Completion as so deferred);

     3.5.2 proceed to Completion so far as practicable (without prejudice to his rights under this agreement).

4.    UNDERTAKINGS
      ------------

4.1 Telemonde undertakes to the Capacity Buyer that it will not prior to Completion and except in the ordinary course of business incur any borrowings in addition to those entered into at the date hereof.

4.2 The Capacity Buyer undertakes that it will not during the First Option Period or following the exercise of its Option sell or lease the Capacity to any third party or charge or otherwise encumber the Capacity.

5.    DURATION OF OBLIGATIONS
      -----------------------

5.1 The Capacity Buyer shall cease to be a party to this agreement on the completion of the sale of the Capacity to Telemonde.

6.    NOTICES
      -------

      Any notice required or permitted to be given under this agreement shall, be in writing and shall where the recipient is a corporation or company be sent to its registered office from time to time. Any such notice shall be delivered personally or sent in a pre-paid letter by the recorded delivery service or by facsimile to the facsimile number of the other party as notified from time to time and shall be deemed to have been served if by personal delivery, when delivered (if delivered before 5.00pm on Monday to Friday (bank holidays excepted), failing which it shall be deemed to be served at 9.00am on the next business day) and if by recorded delivery, 48 hours after posting and if by facsimile 9.00am on the business day following its despatch (such despatch to be proved by the production of a facsimile acknowledgement).

7.    GENERAL
      -------

7.1 This agreement may not be assigned in whole or in part but is binding upon and shall enure for the benefit of the parties' personal representatives and other successors.

7.2 This agreement supersedes any previous agreement relating to the subject matter of this agreement between the parties in relation to the matters dealt with and represents (together with any documents referred to in this agreement) the entire agreement between the parties in relation to such matters, and no variation shall be effective unless made in writing.

7.3 This agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

7.4 The failure by any of the parties at any time to require performance by any other party or to claim a breach of any term of this agreement shall not be deemed to be a waiver of any right under this agreement.

7.5 In the event that any party does not receive on the due date any sum due under this agreement, the party in default shall pay to the other party on demand interest on such sum from and including the due date therefor to the date of actual payment (as well after as before judgment) at the rate of 12.5 per cent. per annum

IN WITNESS of which the parties have executed this agreement as follows:

SIGNED by M. B. Collins   )
for and on                )
behalf of TELEMONDE       )
INVESTMENTS LIMITED       )
in the presence of:       )  /s/ S. Williams



SIGNED by                 )
for and on behalf of      )
COMMUNICATIONS            )
COLLATERAL LIMITED        ) /s/ Thomas Huser
in the presence of:       ) Attorney in Fact